Exhibit 10.2 Agreement with Tony Sklar

                          THIS AGREEMENT MADE AS OF THE

                            14th Day of August, 2001

BETWEEN: Tony Sklar, an Individual having an office located at 530 South Federal
Highway, Suite 150 Deerfield Beach, Florida 33441-1980 (hereinafter referred to as "the Vendor")

                                       and

National Beauty Corp., a company duly incorporated pursuant to the laws of the
State of Nevada and having an office located at 4818 W. Commercial Blvd.
Ft.Lauderdale, Florida 33319 (hereinafter referred to as "NBEU")

WHEREAS NBEU is desirous of THE VENDOR performing certain tasks on its behalf as more specifically stated in the Appendices attached hereto.

AND WHEREAS THE VENDOR has reviewed the attached Appendices and is desirous of performing the stated tasks for NBEU.

AND WHEREAS both parties hereto have agreed each with the other that THE VENDOR will perform the tasks stated in the attached Appendices upon the terms and conditions hereinafter recited.

IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES THAT:

1.   The Appendices attached hereto and marked as Appendix A, B and C respectively are integral parts of this Agreement and the duties therein stated are binding upon the parties hereto.

2.   Upon execution of this Agreement THE VENDOR shall immediately commence:

     a)   Construction and hosting of an interactive web-site for NBEU to describe the business of NBEU, in accordance with the provisions of
          Appendix B;

     b)   Development of a database which will house all contact information and perform specialize tasks relating to NBEU clients and vendors in accordance with the provisions of Appendix B;

3.   The term of this Agreement shall be Six (6) MONTHS from the date of execution hereof.

4.   NBEU hereby grants THE VENDOR the right to assign any or all of its obligations incurred hereunder to any entity which is an affiliate of THE
     VENDOR and by this Agreement does hereby consent to any said Assignment upon THE VENDOR advising NBEU of said assignment in writing to NBEU's address for service noted herein and that subsequent to said assignment
     NBEU's relationship with THE VENDOR is severed in its entirety provided however that NBEU is in no manner responsible for any further costs or expenses to said affiliate save and except for those said costs noted in this Agreement which have not been paid to THE VENDOR.

5.   Any reference in this Agreement or the Appendices to "THE VENDOR" shall include Tony Sklar, his agents, assigns, successors, employees or any person acting on their behalf.

6.   NBEU acknowledges that THE VENDOR in performing the services noted in the attached Appendices is relying exclusively upon the information provided it by NBEU and therefore notwithstanding anything to the contrary herein contained NBEU acknowledges that it is solely responsible for the truthfulness of the information provided to THE VENDOR and therefore completely, wholly and without reservation indemnifies and saves THE
     VENDOR, its Officers, Directors, Agents, Employees or Assigns from any and all liability respecting the performance of THE VENDOR duties herein including but not restricted to any and all legal fees incurred.

7.   Not to restrict the foregone paragraph 5 NBEU further acknowledges that it has an exclusive duty to review any and all information prepared by THE
     VENDOR and therefore any and all errors and/or omissions contained in any of the services provided NBEU by THE VENDOR are hereby waived in their entirety and NBEU agrees to be totally and without reservation responsible for same should they occur and waives any action it can or may have against
     THE VENDOR, its Agents, Employees, Directors, Officers or Assigns for any
     damage or loss occasioned as a result of any said error and or omission and further should any damage be occasioned to any third party as a result of any said error or omission that NBEU fully and completely  indemnifies THE
     VENDOR, its Directors, Officers, Employees, Agents or Assigns for any and
     all said damages including but not restricted to legal fees incurred.

8.   THE VENDOR shall have the right hereunder to conduct any investigation of
     NBEU or the NBEU products as it deems necessary in order for it to be assured that NBEU is following  the term and the spirit of this Agreement and in the event that THE VENDOR in the course of its investigation forms the reasonable belief that NBEU is or may not be able to fulfill its obligations hereunder (such as not having sufficient inventory available to satisfy consumer needs or is conducting it's business affairs in a manner not consistent with the standards and ethics of typical business'
     conducting business via an Internet Retail Store) then and in that event the cost of the investigation shall be borne by NBEU and THE VENDOR shall , at its sole option, be entitled to forthwith terminate this Agreement without Notice or Penalty.

9.   This Agreement shall be governed by the laws of the State of Florida and any court proceedings commenced hereunder shall be commenced and concluded at the venue of THE VENDOR's direction within the State of Florida and that should any legal action be commenced by NBEU against THE VENDOR that NBEU shall provide THE VENDOR with FOURTEEN (14) DAYS  Written Notice to THE
     VENDOR to select a venue within the State of Florida to commence its action and should THE VENDOR refuse or neglect to advise NBEU of said venue within the time period noted herein then and in that event NBEU shall be at liberty to select its own venue within the State of Florida.

10.  THE VENDOR's address for service hereunder shall be in care of THE VENDOR at Suite 208, 5920 Macleod Trail South, Calgary, Alberta, Canada T2H 0K2.

11.  NBEU's address for service hereunder shall be 4818 W. Commercial Blvd. Ft.
     Lauderdale, Florida 33319

12.  Should any provision of this Agreement be ruled invalid, unenforceable or illegal then and in that event the offending provision shall be struck here from and be of no further force and effect but that the remainder of this
     Agreement shall remain in full force and effect.

13.  In consideration of THE VENDOR performing the services noted in the attached Appendices A, and B NBEU shall pay to Tony Sklar the greater in value of One Hundred Thousand (100,000) Shares by way of NBEU Common Stock
     to be registered by NBEU on a Form S-8 Registration Statement with the
     Security and Exchange Commission. Said shares to be deposited with Tony
     Sklar prior to any services contracted to be provided for NBEU by THE
     VENDOR being released to NBEU and in any event on or before September 7,
     2001.

14.  The parties acknowledge each to the other that this Agreement has been approved by the NBEU Board of Directors and is a binding Agreement on both parties as evidenced by the execution hereof by an authorized signatory of each party.

Tony Sklar

/s/Tony Sklar
Authorized Signatory

Edward Roth
National Beauty Corp.

/s/ Ed Roth
Authorized Signatory

                                    Appendix A

                Details of the website services and construction

The following outline will briefly give an estimate as to how the development process will be executed.

Stage One:  Planning:

During our initial consultation, THE VENDOR will obtain a basic understanding of the objectives of NBEU and what the company has already accomplished in the development of their current web presence. Under the direction of NBEU, THE
VENDOR will define the basic goals, and mission behind the project.

After this information gathering session has been completed the following categories will be outlined with detailed explanation.

        o   A Schedule for Site Completion
        o   Basic Site Content
        o   Technical Arrangements (including photos)
        o   Site Architecture
        o   Hosting parameters

Stage Two:  Development:

After agreeing and signing thereto development will commence. THE VENDOR will set aside space on a designated web server, and begin to layout the ideas and concepts discussed for the NBEU website. NBEU on a timely basis will approve photographs, illustrations, and Internet architecture. All back end issues will be addressed, and corrected, and the site is approved by NBEU before final publication.

Photographs of all products will be taken by vendor under the direction of NBEU.

Stage Three: Implementation

The process of building the website according to its design is called
`implementation'. During this process web designers create hypertext markup language (HTML), Common Gateway Interface (CGI) programs, Flash  Development, and/or Java  scripts and/or applets. The implementation process resembles software development because it involves using a specific syntax for encoding web structures or a programming language in a formal language in computer files.
Although there are automated tools to help with the construction of HTML documents, a thorough grounding in HTML enriches the web implementers'
expertise.

Stage Four: Testing

After THE VENDOR has Implemented the website onto the Internet servers, THE
VENDOR will begin a comprehensive review of aspects and traffic through the site ensuring that qualified hits will be at optimal levels. Cross platform testing will commence in this phase. All interactive components in the website will be subjected to a highly specialized group for pier testing. Testing will allow us to streamline and optimize the website for maximum efficiency.

                                   Appendix B

                       Details of the database development

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                                Development plan
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1. Requirements Analysis

Deliverable:

o   System Requirements Document

Description of Deliverable:

The System Requirements Document is a list of functions the new system requires to perform. All requirements shall be written in terms that are both quantifiable and testable.
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2. Functional Specification

Deliverable:

o   Functional Specification

Description of Deliverable:

The Functional Specification is a description of the proposed system's functional design in terms of subsystems and modules that will accomplish the requirements. This will include a description of how the users will use the system The Functional Specification is independent of implementation technology.
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3. Implementation Design

Deliverables:

o   Implementation Design Document

o   Test Plan Document

o   Project Management Plan Document

Description of Deliverables:

The Implementation Design is a description of how the solution will be constructed, what underlying technologies are required, and resource sizing estimates

The Test Plan describes in detail how the new solution will be tested to ensure conformance to the System Requirements

The Project Management Plan outlines how staff and other resources will be used to complete the project

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4. Construction and Testing

Deliverables:

o   working solution available for functional testing by customer "beta"
o   testers first draft of the user documentation

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5. Customer Functional Test

Deliverables:

o   running system that has passed the functional test

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6. Installation and Conversion

Deliverable

o   solution operating in customer environment
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Database content space is not to exceed 250 Megs of space. If there is more space needed the Vendors will provide space in 100 mg increments at a cost of
$1000.00 per 100 mg.

IN WITNESS  WHEREOF, the parties have executed this Agreement the date first mentioned above.

ACCEPTED:
Tony Sklar                                   National Beauty Corp.
By: /s/ Tony Sklar                           By: /s/Ed Roth President
                                                 Ed Roth-President